SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

June 23, 2003
(Date of earliest event reported)

CONSOLIDATED WATER CO. LTD.

(Exact name of Registrant as specified in its charter)

Cayman Islands, B.W.I	0-25248	Not Applicable
(State of incorporation or	(Commission File No.)	(IRS Employer Identification No.)
organization)

Trafalgar Place, West Bay Road
P.O. Box 1114 GT
Grand Cayman, Cayman Islands, B.W.I.
(Address of principal executive offices)

(345) 945-4277
(Registrant’s telephone number, including area code)

ITEM 5. Other Events

     Based on the current operating results of Consolidated Water Co. Ltd. (the “Company”) and the anticipated operating results through December 31, 2004, the completion of its acquisition of Waterfields Company Limited by December 31, 2003, and the successful conclusion of the Company’s pending equity offering, the Company estimates that: (1) its average annual historical growth of 10%-12% of revenue will continue in fiscal year 2004, and (2) it will achieve diluted earnings per share of approximately $1.25 for fiscal year 2004.

     This report on Form 8-K consists of “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “intend”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to, continued acceptance of the Company’s products and services in the marketplace, changes in its relationship with the Governments of the jurisdictions in which it operates, the ability to successfully secure contracts for water projects in other countries, the ability to develop and operate such projects profitably, the completion of the Company’s pending equity offering, the Company’s ability to manage growth and other risks detailed in the Company’s periodic report filings with the Securities and Exchange Commission. By making these forward-looking statements, the Company undertakes no obligation to update these statements for revisions or changes after the date of this report.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONSOLIDATED WATER CO. LTD.

	By:	/s/ Frederick W. McTaggart Name: Frederick W. McTaggart Title: President

Date: June 24, 2003